EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 08/20/2008
FILED 05:03 PM 08/20/2008
SRV 080888848 - 4580762 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
- **Second:** The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington. Zip code 19808. The name of the Registered Agent at such address is Corporation Service Company.
- **Third:** The name and mailing address of each general partner is as follows:

ICON GP 14, LLC - 100 Fifth Avenue, 4th Floor, New York, NY 10011

- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of 20th day of August, A.D. 2008.

By: ______________
General Partner

Name: Joel S. Kress, EVP
(type or print name)

BY: ICON GP 14, LLC, its General Partner